                             DISTRIBUTION AGREEMENT

This Agreement  ("Agreement")  is made on the 27th day of January,  2000, by and between SBL Fund (the "Fund") and Security Distributors, Inc. ("SDI").

WHEREAS,  the Fund is an open-end,  diversified  management  investment  company registered  under the  Investment  Company  Act of 1940,  as amended  (the "1940
Act"); and

WHEREAS,  the  Fund  is  authorized  to  issue  shares  of  beneficial  interest
("Shares") in separate series (the "Series") with each such Series  representing interests in a separate portfolio of securities and other assets; and

WHEREAS,  pursuant  to Rule  12b-1  under the 1940 Act,  the Fund has  adopted a
Brokerage Enhancement Plan (the "Brokerage Plan" or the "Plan"), under which the
Fund may,  subject to the  requirement to seek best price and execution,  direct
Security  Management  Company,  LLC or  any  sub-adviser  of a  Series  (each  a
"Sub-Advisor")  to allocate  brokerage  in a manner  intended  to  increase  the distribution of the Fund's shares; and

WHEREAS,  in order to effect the purposes of the Plan,  the Fund wishes to enter into a  distribution  agreement  with SDI with  respect to the Series  listed on
Exhibit A (attached hereto) which may from time to time be amended; and

WHEREAS, SDI wishes to render the services hereunder to the Fund;

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.   Appointment and Acceptance.  The Fund hereby appoints SDI as distributor of the Shares of the  Series set forth on  Schedule A on the terms and for the period set forth in this Agreement, and SDI hereby accepts such appointment and  agrees to render  the  services  and  undertake  the  duties set forth herein.

2.   General Provisions.

     (a)  In performing  its duties as  distributor,  SDI will act in conformity with  the  registration  statement  of the  Fund  on Form  N-1A  ("the
          Prospectus"),  as amended from time to time and with any  instructions received  from the Board of Directors of the Fund (the  "Board"),  the
          requirements   of  the   Securities  Act  of  1933,  as  amended  (the
          "Securities  Act"),  the  Securities  Exchange Act of 1934, as amended
          (the "Exchange Act"),  the 1940 Act, and all other applicable  federal and state laws and regulations.

     (b)  SDI holds  itself  available  to receive  orders for the  purchase  or redemption  of Shares and will accept or reject  orders to purchase or redeem  such  Shares  on  behalf  of the Fund in  accordance  with the provisions of the Prospectus,  and will transmit such orders as are so accepted to the Fund's transfer agent promptly for processing.

     (c)  SDI shall  not be  obligated  to sell any  certain  number of  Shares.
          Except as provided in this Agreement,  no commission or other fee will be paid to SDI in connection with the sale of Shares.

3.   SDI  Expenses.  During  the term of this  Agreement,  SDI will bear all its expenses incurred in complying with this Agreement  including the following expenses:

     (a)  costs of sales presentations,  preparation and delivery of advertising and  sales  literature,  and any  other  marketing  efforts  by SDI in connection with the distribution or sale of Shares; and

     (b)  any  compensation  paid to  employees  of SDI in  connection  with the distribution or sale of the Shares.

     Notwithstanding  anything in this  Agreement  to the  contrary,  SDI may be reimbursed  for  expenses,  may  pay for  expenses,  or  otherwise  use the payments, credits, benefits or other services available under the Brokerage
     Plan to cover the  expenses  incurred  under this  Agreement  to the extent permitted by the terms of the Brokerage Plan.

4.   Fund Expenses.  The Fund shall bear all of its expenses including,  but not limited to:

     (a)  preparation and setting in type, printing and distributing reports and
          other   communications,   proxies,   prospectuses  and  statements  of
          additional of information to existing shareholders;

     (b)  registration  of the Fund's  Shares with the  Securities  and Exchange
          Commission, and registration or notification of the sale of the Shares with any applicable state securities commissioners; and

     (c)  qualification   of  the  Fund's  Shares  for  sale  in   jurisdictions
          designated by SDI.

5.   Sale of Shares by Distributor.

     (a)  SDI agrees that (i) all Shares sold by SDI pursuant to this  Agreement shall  be sold at the net  asset  value  as  described  in the  Fund's
          Prospectus  and (ii) the Fund  shall  receive  100% of such net  asset value.

     (b)  All  orders  received  by SDI and  transmitted  to the  Fund  shall be subject to acceptance and confirmation by the Fund.

6.   Brokerage  Plan. In accordance  with the terms of the Brokerage  Plan,  the
     Fund, on behalf of a Series,  shall make available to SDI,  amounts derived from  brokerage  commissions  paid by the  Series  in  connection  with its portfolio  transactions.  Such amounts  shall be expended by SDI to finance the  distribution  related  activities  described in the Plan. The Fund, on behalf of a  Series,  shall  also  make  available  to SDI,  the  payments, brokerage credits,  benefits or other services received from broker-dealers executing  portfolio  transactions  on behalf of a Series.  Such  payments, credits,  benefits  or other  services  shall be used by SDI to finance the distribution related activities described in the Plan.

7.   Reservation  of Right Not to Sell. The Fund reserves the right to refuse at any time or times to sell any of its Shares for any reason deemed  adequate by it.

8.   Construction of Agreement.

     (a)  No provision of this Agreement is intended to or shall be construed as protecting  SDI  against  any  liability  to the  Fund  to the  Fund's security  holders to which SDI would otherwise be subject by reason of willful misfeasance,  bad faith or gross negligence in the performance of its duties under this Agreement.

     (b)  Terms or words used in the Agreement, which also occur in the Articles of  Incorporation  or Bylaws of the Fund,  shall have the same meaning
          herein  as  given  to  such  terms  or  words  in  the   Articles   of
          Incorporation or Bylaws of the Fund.

9.   Effective Date and  Termination  of this  Agreement.  This Agreement  shall become  effective  at  the  date  and  time  that  the  Fund's  Prospectus, reflecting the underwriting arrangements provided by this Agreement,  shall become effective under the Securities Act, and shall,  unless terminated as provided  herein,  continue in force for two years from that date, and from year to year thereafter, provided that such continuance for each successive year is  specifically  approved in advance at least  annually by either the
     Board of  Directors  or by the vote of a majority  (as  defined in the 1940
     Act) of the outstanding  voting  securities of the applicable Series of the
     Fund and, in either  event,  by the vote of a majority of the  directors of the Fund who are not parties to this Agreement or interested persons of any such  party,  cast in person at a meeting  called for the purpose of voting
     upon  such  approval.  As  used  in  the  preceding  sentence,   the  words
     "interested  persons" shall have the meaning set forth in Section  2(a)(19)
     of the 1940 Act.

     This  Agreement  may be  terminated  at any time without the payment of any penalty  by the Fund by  giving  SDI at least  sixty  (60)  days'  previous written  notice of such  intention  to  terminate.  This  Agreement  may be terminated  by SDI at any time by giving the Fund at least sixty (60) days'
     previous written notice of such intention to terminate.

     This  Agreement  shall  terminate   automatically   in  the  event  of  its
     assignment.  As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

10.  Notices.  Notices  of any kind to be  given to SDI by the Fund  shall be in writing and shall be duly given if mailed,  first class postage prepaid, or delivered  to 700 SW  Harrison,  Topeka,  Kansas  66636,  or at such  other address or to such  individual  as shall be  specified  by SDI to the Fund.
     Notices of any kind to be given to the Fund  shall be in writing  and shall be duly given if mailed,  first class postage prepaid,  or delivered to 700
     SW  Harrison,  Topeka,  Kansas  66636 or at such  other  address or to such individual as shall be specified by the Fund.

11.  Non-Exclusivity.  The services of SDI to the Fund under this  Agreement are not to be  deemed  exclusive,  and SDI  shall  be free  to  render  similar services or other services to others so long as its services  hereunder are not impaired thereby.

12.  Reports.  SDI shall prepare  reports for the Board of Directors of the Fund on a  quarterly  basis  showing  such  information  as shall be  reasonably requested by the Board from time to time.

13.  Independent  Contractor.  SDI shall for all  purposes  herein  provided  be deemed to be an independent  contractor  and,  unless  otherwise  expressly provided or authorized, shall have no authority to act for or represent the
     Fund  in any way  other  than  as  specifically  set  forth  herein.  It is understood  and agreed that SDI, by separate  agreement  with the Fund, may also serve the Fund in other capacities.

14.  Counterparts.  This Agreement may be executed in one or more  counterparts, each of which shall be deemed to be an original.

15.  Governing  Law.  This  Agreement  shall be  governed by the laws of Kansas, provided  that nothing  herein shall be construed in a manner  inconsistent with the 1940 Act, the Exchange  Act,  the  Securities  Act, or any rule or order of the Securities and Exchange Commission to any national or regional
     self-regulating   organization,   such  as  the  National   Association  of
     Securities Dealers.

16.  Severability.  If any  provision  of this  Agreement  shall be held or made invalid by a court decision,  statute, rule or otherwise,  the remainder of this  Agreement  shall not be affected  thereby  and, to this  extent,  the provisions of this Agreement shall be deemed to be severable.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers  designated  below as of the day and year first above written.

                                           SBL FUND

                                           By:     JAMES R. SCHMANK
                                                --------------------------------
                                                James R. Schmank, Vice President

ATTEST:

By:  AMY J. LEE
     ------------------------------
     Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By:     RICHARD K RYAN
                                                --------------------------------
                                                Richard K Ryan, President

ATTEST:

By:  AMY J. LEE
     ------------------------------
     Amy J. Lee, Secretary

                                    EXHIBIT A

                                    SBL FUND

Series A (Growth Series)
Series B (Growth-Income Series)
Series C (Money Market Series)
Series D (Worldwide  Equity Series)
Series E (High Grade Income Series)
Series H (Enhanced Index Series)
Series I (International Series)
Series J (Mid Cap Series)
Series K (Global  Strategic Income Series)
Series M (Global Total Return Series)
Series N (Managed Asset Allocation Series)
Series O (Equity Income Series)
Series P (High Yield Series)
Series S (Social Awareness Series)
Series V (Value Series)
Series X (Small Cap Series)
Series Y (Select 25 Series)

January 27, 2000

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS,  SBL Fund (the  "Fund") and  Security  Distributors,  Inc.  ("SDI") are
parties to a Distribution  Agreement  dated January 27, 2000 (the  "Distribution
Agreement"), under which SDI acts as distributor of the Fund; and

WHEREAS,  on February 4, 2000, the Board of Directors of the Fund authorized the
Fund to offer its common stock in five new series designated as Series G, Series
L, Series Q, Series T and Series W; and

WHEREAS,  on February 4, 2000, the Board of Directors  approved the amendment of the  Distribution  Agreement  to provide  that SDI would act as  distributor  of
Series  G,  Series  L,  Series  Q,  Series T and  Series W under  the  terms and conditions of the Distribution Agreement;

NOW,  THEREFORE  BE IT  RESOLVED,  that  the  Fund  and  SDI  hereby  amend  the
Distribution  Agreement,  dated January 27, 2000,  as follows,  effective May 1,
2000:

    1.   Exhibit A shall be deleted in its entirety  and the attached  Exhibit A inserted in lieu thereof.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 1st day of May, 2000.

                                           SBL FUND

                                           By: JOHN D. CLELAND
                                               ---------------------------------
                                               John D. Cleland, President

ATTEST:

AMY J. LEE
-----------------------------------
Amy J. Lee, Secretary

                                           SECURITY DISTRIBUTORS, INC.

                                           By: GREGORY J. GARVIN
                                               ---------------------------------
                                               Gregory J. Garvin, President

ATTEST:

AMY J. LEE
-----------------------------------
Amy J. Lee, Secretary

                                    SBL FUND

                             DISTRIBUTION AGREEMENT

                                    EXHIBIT A

Series A
Series B
Series C
Series D
Series E
Series G
Series H
Series I
Series J
Series K
Series L
Series M
Series N
Series O
Series P
Series Q
Series S
Series T
Series V
Series W
Series X
Series Y

May 1, 2000

                       AMENDMENT TO DISTRIBUTION AGREEMENT

WHEREAS,  SBL Fund (the  "Fund") and  Security  Distributors,  Inc.  ("SDI") are
parties to a  Distribution  Agreement  dated January 27, 2000, as amended May 1,
2000 (the "Distribution Agreement"),  under which SDI acts as distributor of the
Fund; and

WHEREAS,  on May 3,  2002,  the  Board of  Directors  of the Fund  approved  the reorganization  and  liquidation  of  certain  of the Series of the Fund so that
Series K, Global  Strategic  Income  Series was acquired by Series P, High Yield
Series;  Series L, Capital  Growth  Series,  was acquired by Series G, Large Cap
Growth Series;  and Series M, Global Total Return Series, was acquired by Series
D, Global Series effective August 28, 2002; and

WHEREAS,  on May 3, 2002,  the Board of Directors  approved the amendment of the
Distribution  Agreement  to  delete  said  Series K, L, and M from the terms and conditions of the Distribution Agreement; and

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund to issue its  common  stock in a new series  designated  as Series Z, Alpha
Opportunity, to be effective May 1, 2003; and

WHEREAS,  on November 8, 2002, the Board of Directors  approved the amendment of the  Distribution  Agreement  to provide  that SDI would act as  distributor  of
Series Z, Alpha Opportunity,  under the terms and conditions of the Distribution
Agreement.

NOW,  THEREFORE  IT IS BY  THE  PARTIES  HERETO  AGREED  that  the  Distribution
Agreement is hereby amended, as follows, effective May 1, 2003:

    1. Exhibit A shall be deleted in its  entirety  and the  attached  Exhibit A inserted in lieu thereof.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Distribution Agreement this 8th day of November, 2002.

                                            SBL FUND

                                            By: JAMES R. SCHMANK
                                                --------------------------------
                                                James R. Schmank, President
ATTEST:

AMY J. LEE
--------------------------
Amy J. Lee, Secretary
                                            SECURITY DISTRIBUTORS, INC.

                                            By: GREGORY J. GARVIN
                                                --------------------------------
                                                Gregory J. Garvin, President
ATTEST:

AMY J. LEE
---------------------------
Amy J. Lee, Secretary

                                    SBL FUND

                             DISTRIBUTION AGREEMENT

                                    EXHIBIT A

Series A
Series B
Series C
Series D
Series E
Series G
Series H
Series I
Series J
Series N
Series O
Series P
Series Q
Series S
Series T
Series V
Series W
Series X
Series Y
Series Z

November 8, 2002